Exhibit 99.1

News Release

For Immediate Release

Aerojet Rocketdyne Holdings Announces $200 Million Private Offering of Convertible Senior Notes

EL SEGUNDO, Calif. - December 7, 2016 - Aerojet Rocketdyne Holdings, Inc. (NYSE: AJRD) announced today that it intends to offer, subject to market and other conditions, $200 million aggregate principal amount of convertible senior notes (the “notes”) in a private placement under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of repaying its revolving credit facility, redeeming certain of its outstanding indebtedness and for general corporate purposes. Aerojet Rocketdyne Holdings expects to grant the initial purchasers an option to purchase up to an additional $30 million aggregate principal amount of the notes. The interest rate, conversion rate and other terms of the notes will be determined at pricing of the notes offering.

Interest on the notes will be payable in cash semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2017, and the notes will mature on December 15, 2023, unless earlier repurchased, redeemed or converted. The notes will be the general unsecured senior obligations of Aerojet Rocketdyne Holdings. Prior to September 15, 2023, holders of the notes may convert the notes only upon the occurrence of certain events. On or after September 15, 2023, holders of the notes may convert the notes at any time prior to the close of business on the business day immediately preceding the maturity date. Upon conversion, Aerojet Rocketdyne Holdings may choose to pay or deliver, as the case may be, cash, shares of Aerojet Rocketdyne Holdings’ common stock or a combination of cash and shares of Aerojet Rocketdyne Holdings’ common stock. Aerojet Rocketdyne Holdings will have the option to redeem all or any portion of the notes on or after December 21, 2020, if certain conditions (including a 150% trading price condition) are met, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date.

The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the notes nor the shares of Aerojet Rocketdyne Holdings’ common stock issuable upon conversion of the notes, if any, have been registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Forward-Looking Statements

Certain information contained in this release may be considered “forward-looking statements” as defined by Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Aerojet Rocketdyne Holdings makes these statements in reliance on the safe harbor provisions provided under the Private Securities Litigation Reform Act of 1995. All statements in this release other than historical information may be deemed forward-looking statements. These statements present (without limitation) the expectations, beliefs, plans and objectives of management and future financial performance and assumptions underlying, or judgments concerning, the matters discussed in the statements. The words “believe,” “estimate,” “anticipate,” “project,” “may,” “should,” “will,” “could” and “expect,” and similar expressions, are intended to identify forward-looking statements. Forward-looking statements involve certain risks, estimates, assumptions and uncertainties, including with respect to future sales and activity levels, cash flows, contract performance, the outcome of litigation and contingencies, environmental remediation and anticipated costs of capital. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in our forward-looking statements. These factors, risks and uncertainties that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include but are not limited to those described in the “Risk Factors” section of each Annual Report on Form 10-K and in any quarterly report on Form 10-Q filed with the Securities and Exchange Commission.

About Aerojet Rocketdyne Holdings, Inc.

Aerojet Rocketdyne Holdings, Inc. is an innovative company delivering solutions that create value for its customers in the aerospace and defense markets. The company is a world-recognized aerospace and defense leader that provides propulsion and energetics to the space, missile defense and strategic systems, tactical systems and armaments areas, in support of domestic and international markets.

Contact information:

Investors:	Pete Knudsen, director, investor relations 916.355.2252
Brendan King, vice president and treasurer 916.351.8618

Media: Glenn Mahone, vice president, communications 202.302.9941